United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2025
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
1610 West End Ave, Suite 200, Nashville, TN 37203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Officer
On April 2, 2025, the Board of Directors (the “Board”) of Louisiana-Pacific Corporation (“LP”) approved the appointment of Jason Ringblom, who currently serves as Executive Vice President, General Manager, Siding, to the newly created office of President, overseeing all manufacturing and commercial operations of LP, effective April 7, 2025. In connection with Mr. Ringblom’s promotion, effective April 7, 2025, LP will (a) increase Mr. Ringblom’s annual base salary to $800,000, (b) increase Mr. Ringblom's target award value under LP’s Annual Incentive Plan to 90% of his annual base salary, and (c) increase Mr. Ringblom’s long-term equity grants commensurate with his new position to an aggregate value of $2,700,000, by granting additional awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) under LP’s 2022 Omnibus Stock Award Plan, each with a value equal to $750,000, on the same terms described for the 2025 long-term equity grants to the named executive officers in LP’s definitive proxy statement filed on March 27, 2025. The number of additional RSUs and PSUs to be granted to Mr. Ringblom will be calculated based on the closing price of LP’s common stock on April 7, 2025, the grant date of such awards.

A copy of the press release announcing Mr. Ringblom’s new position is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Biographical information about Mr. Ringblom is included under the heading “Information About Our Executive Officers” in LP’s Form 10-K for the year ended December 31, 2024 and is incorporated by reference herein.
Departure of Executive Officer
In connection with LP’s internal reorganization, LP will eliminate the position of Executive Vice President, General Manager, OSB, resulting in the termination of Jimmy Mason’s employment effective April 7, 2025. Mr. Mason will be entitled to receive severance payments payable in the event of a termination without cause under his severance agreement, the form of which was filed as Exhibit 10.10 to LP’s Form 10-K for the year ended December 31, 2024.

Retention Award

In connection with the internal reorganization, on April 2, 2025 the Compensation Committee of the Board approved a retention award to Alan J.M. Haughie, Executive Vice President, Chief Financial Officer of LP, of RSUs with a value equal to $2,250,000, effective April 7, 2025. The award was made under LP’s 2022 Omnibus Stock Award Plan, and the RSUs will vest in full on the third anniversary of the grant date, subject to Mr. Haughie’s continuous employment with LP through the vesting date. The number of RSUs awarded to Mr. Haughie will be calculated based on the closing price of LP’s common stock on April 7, 2025, the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by LP on April 3, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ LESLIE E. DAVIS
Leslie E. Davis
Vice President, Controller and Chief Accounting Officer
Date: April 3, 2025